Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California Dividend Advantage Municipal Fund
811-09161
33-192466

The annual meeting of shareholders was held in the offices of Nuveen Investments on February 24, 2014; at this meeting the shareholders were asked to vote on the election of Board Members, the approval of an Agreement and Plan of Reorganization, to approve the issuance of additional common shares in connection with the Reorganizations and to approve an amendment and restatement of the Statement Establishing and Fixing the Rights and Preferences of Variable Rate
Demand Preferred Shares. The meeting was subsequently adjourned to March 17 and April 4, 2014.

Voting results for February 24, 2014 are as follows:

<c> Common
 shares
<c>Common & Preferred
shares voting together as a class

Preferred
Shares
To approve an Agreement and Plan of
Reorganization



   For
                    -
                         -
              1,362
   Against
                    -
                         -
                    -
   Abstain
                    -
                         -
                    -
   Broker Non-Votes
                    -
                         -
                    -
      Total
                    -
                         -
              1,362




To approve the amendment and
restatement of the Statement Establishing
 and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares.



   For
                    -
                         -
              1,362
   Against
                    -
                         -
                    -
   Abstain
                    -
                         -
                    -
   Broker Non-Votes
                    -
                         -
                    -
      Total
                    -
                         -
              1,362




To approve the issuance of additional
common shares in connection with each
Reorganization.



   For
       7,293,524
            7,294,886
                    -
   Against
          368,592
               368,592
                    -
   Abstain
          247,183
               247,183
                    -
      Total
       7,909,299
            7,910,661
                    -

Proxy materials are herein
incorporated by reference
to the SEC filing on January 21,
2014, under
Conformed Submission Type N-
14 8C, accession
number 0000950123-14-014754